PROSPECTUS SUPPLEMENT NO. 2                     FILED PURSUANT TO RULE 424(B)(3)
TO THE PROSPECTUS DATED FEBRUARY 12, 1999             REGISTRATION NO. 333-71915

                              PROSPECTUS SUPPLEMENT

     This Prospectus Supplement relates to the resale of shares of Common Stock of SCM Microsystems, Inc., par value of $.001 per share (the "Common Stock"), by the holders thereof (the "Selling Stockholders").

     You should read this Prospectus Supplement in conjunction with the Prospectus dated February 12, 1999, which was delivered with this Prospectus Supplement. Capitalized terms used herein but not defined shall have the meanings given them in the Prospectus.

     The Prospectus is hereby supplemented to amend and included the following information in the "Selling Stockholders" table:

                                     SHARES BENEFICIALLY                                          SHARES BENEFICIALLY
                                        OWNED PRIOR TO                                                OWNED AFTER
                                         OFFERING(1)                                                  OFFERING(1)
                               ---------------------------------                            -----------------------------
        NAME OF SELLING             NUMBER         PERCENT           NUMBER OF SHARES            NUMBER         PERCENT
          STOCKHOLDER                                                  BEING OFFERED
-------------------------------------------------------------------------------------------------------------------------
 The Blanche Settlement Trust       78,943            *                    78,943                  0               *
         John Mandeen               78,943            *                    78,943                  0               *
         Ulrich Blass              120,739            *                   120,739                  0               *
           W.J. Eykyn              125,373            *                   125,373                  0               *
          Alan Jones               183,770            *                   183,770                  0               *
     Deborah Norford-Jones         108,781            *                   108,781                  0               *
         Balaji Baktha              22,290            *                    22,290                  0               *
      P.K. Venkateswaran            21,732            *                    21,732                  0               *
        Robert Thomson               8,513            *                     8,513                  0               *
       Yasuyaki Akamatsu             7,003            *                     7,003                  0               *
         George Dundon               5,015            *                     5,015                  0               *
          Andrew Nott                1,671            *                     1,671                  0               *
        Michael Edwards                570            *                     1,370                  0               *
        Denise Edwards                 800            *                       800                  0               *
         Peter Murphy               33,435            *                    33,435                  0               *


                                     SHARES BENEFICIALLY                                          SHARES BENEFICIALLY
                                        OWNED PRIOR TO                                                OWNED AFTER
                                         OFFERING(1)                                                  OFFERING(1)
                               ---------------------------------                            -----------------------------
        NAME OF SELLING             NUMBER         PERCENT           NUMBER OF SHARES            NUMBER         PERCENT
          STOCKHOLDER                                                  BEING OFFERED
-------------------------------------------------------------------------------------------------------------------------
  Auroville International UK Trust  13,131            *                   13,131                   0               *
  W.J. Eykyn Settlement Trust       32,599            *                   32,599                   0               *
             Total                 843,308           6.0                  843,308                  0               *

--------------------
*    Less than 1%
(1)  Based on 14,006,477 shares of Common Stock outstanding as of January 31,
     1999.

                              --------------------

        INVESTING IN SCM MICROSYSTEMS, INC. COMMON STOCK INVOLVES RISKS.
           SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES
             AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
                SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.



           The date of this Prospectus Supplement is March 10, 1999.